EXHIBIT 5
                               OPINION OF COUNSEL

                 WESTERMAN BALL EDERER MILLER & SCHARFSTEIN, LLP
                              170 OLD COUNTRY ROAD
                             MINEOLA, NEW YORK 11501
                             Telephone: 516.622.9200
                             Facsimile: 516.622.9212


                                                                 July 23, 2004

RoomLinX, Inc.
401 Hackensack Avenue, 3rd Floor
Hackensack, New Jersey 07601

     Re: Registration Statement on Form S-8 (the "Registration Statement"); RoomLinX, Inc. (the "Company")
              RoomLinX, Inc. Long-Term Incentive Plan (the "Plan")

Ladies & Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 25,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Shares") issuable pursuant to awards granted under the RoomLinX, Inc. Long-Term incentive Plan.

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

      Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.


                              Very truly yours,

                              /s/ Westerman Ball Ederer Miller & Sharfstein, LLP


                                       16